UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021 (March 19, 2021)

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N 19th Ave., Suite 110
Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On March 19, 2021, SenesTech, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional investors (the “Purchase Agreement”), pursuant to which the Company agreed to sell, in a registered direct offering, 1,975,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.00 per share (the “Offering”) for gross proceeds to the Company of approximately $3.95 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Offering closed on March 23, 2021.

The 1,975,000 shares of Common Stock sold in the Offering were offered and sold pursuant to a prospectus, dated August 24, 2018, and a prospectus supplement, dated March 19, 2021, in connection with a takedown from the Company’s shelf registration statement (“Registration Statement”) on Form S-3 (File No. 333-225712).

In connection with the Offering, the Company agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds of the Offering, a management fee of 1% of the gross proceeds of the Offering, a non-accountable expense allowance of $25,000 and up to $50,000 for reasonable and documented out-of-pocket expenses. The Company also agreed to issue the placement agent warrants to purchase up to 7.5% of the aggregate number of shares of Common Stock sold in the Offering, or 148,125 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable commencing six months following the date of issuance, expire five years following the date of sale and have an exercise price per share of $2.50 per share. The Placement Agent Warrants, and the shares of Common Stock issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, (ii) have been qualified by certain disclosures made to the purchasers in the disclosure schedule delivered in connection with the Purchase Agreement, and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Perkins Coie LLP relating to the validity of the Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Placement Agent Warrants and the shares issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On March 19, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 23, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Placement Agent Warrant.
5.1	Opinion of Perkins Coie LLP.
10.1*	Form of Securities Purchase Agreement, dated as of March 19, 2021, between the Company and the purchasers thereto.
23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).
99.1	Press Release dated March 19, 2021.
99.2	Press Release dated March 23, 2021.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2021	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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